UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2009

Southwest Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	0-23064	73-1136584
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

608 South Main Street, Stillwater, Oklahoma		74074
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	405-372-2230

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2009, Southwest Bancorp, Inc. issued a press release announcing that Bank of Kansas ("SNB Kansas") had entered into a purchase and assumption agreement (the "Agreement") with the Federal Deposit Insurance Corporation ("FDIC") to acquire deposits, loans, and other liabilities and assets of First National Bank of Anthony, Anthony Kansas ("FNBA") in an FDIC-assisted transaction. SNB Kansas is a wholly owned, full service commercial banking subsidiary of Southwest.

All branches of FNBA will reopen as offices of SNB Kansas. FNBA depositors will automatically become depositors of SNB Kansas and deposits will continue to be insured by the FDIC without interruption.

In the Agreement, SNB Kansas agreed to pay a premium on deposits of 50 basis points and to acquire the specified assets, net of liabilities at a discount to book value of $15 million calculated in accordance with FDIC bidding rules.

Southwest estimates that SNB Kansas will acquire $140 million in deposits and $125 million in loans (at book value) in the transaction. SNB Kansas also will receive a cash payment from the FDIC, which will be calculated and paid on Monday June 22nd. SNB Kansas will not assume brokered deposits. Determination of the final amounts acquired and their values for financial statement purposes will be made after further analysis.

SNB Kansas and the FDIC also have entered loss sharing agreements that provide SNB Kansas with significant protection against credit losses on loans and related assets acquired from FNBA. Under these agreements, the FDIC will reimburse SNB Kansas for 80% of losses on covered assets, primarily acquired loans and other real estate, of up to $35 million, and for 95% of any losses on covered assets above $35 million. SNB Kansas will service the covered assets.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 19, 2009, Southwest Bancorp, Inc. issued a news release regarding the entry by its subsidiary, Bank of Kansas, into a purchase and assumption agreement with the Federal Deposit Insurance Corporation ("FDIC") to acquire deposits, loans, and other liabilities and assets of First National Bank of Anthony, Anthony Kansas, in an FDIC-assisted transaction. A copy of this news release is attached as Exhibit 99, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Bancorp, Inc.

June 19, 2009	By:	Kerby E. Crowell

Name: Kerby E. Crowell
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99	New Release dated June 19, 2009